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                                                                 Exhibit 23.1





                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated November 20, 1998 included in Registration Statement File No. 333-19061. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 1998 or performed any audit procedures subsequent to the date of our report.

                                   Arthur Andersen LLP


Indianapolis, Indiana,
December 28, 1998.